                                 SCHEDULE 14A
                                (Rule 14a-101)

     SCHEDULE 14A-INFORMATION REQUIRED IN PROXY STATEMENT, OFFICIAL TEXT.

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ] Preliminary Proxy Statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [x] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             FIRSTAR CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                             FIRSTAR CORPORATION
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ---------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------

    (3) Filing Party:

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    (4) Date Filed:

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

FIRSTAR LOGO                  FIRSTAR CORPORATION

                           777 EAST WISCONSIN AVENUE
                                  P.O. BOX 532
                           MILWAUKEE, WISCONSIN 53202

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 17, 1997

To the Holders of Common Stock of
Firstar Corporation:

     The annual meeting of the shareholders of Firstar Corporation will be held in the Miller Room, Miller Pavilion, 910 East Michigan Street, Milwaukee, Wisconsin, on Thursday, the 17th day of April 1997, at two o'clock p.m. The purposes of the meeting are:

     1. To elect 6 directors to hold office until their successors are duly elected and qualified.

     2. To transact any other business which may properly come before such meeting or any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY YOUR PROXY IN THE ENCLOSED POSTPAID ENVELOPE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO ITS BEING VOTED.

                                                William J. Schulz
                                                William J. Schulz
                                                Senior Vice President
                                                and Secretary

March 13, 1997

                              FIRSTAR CORPORATION
                           777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 1997

                        PERSONS MAKING THE SOLICITATION

     This proxy statement and the accompanying proxy card are being mailed to holders of common stock commencing on or about March 14, 1997 and are furnished in connection with the solicitation of proxies by the Board of Directors of Firstar Corporation (hereinafter referred to as "Firstar") at the expense of Firstar through the mails for use at the annual meeting of shareholders to be held April 17, 1997 at two o'clock p.m. in the Miller Room, Miller Pavilion, at 910 East Michigan Street, Milwaukee, Wisconsin 53202, or at any adjournments thereof. Employees of Firstar may solicit proxies by telephone and in person at no extra cost to Firstar. Properly signed and dated proxies received by the Secretary of Firstar prior to or at the annual meeting will be voted as instructed thereon or, in the absence of such instruction, "FOR" Item 1 and in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is actually voted by delivery of a written notice of revocation to the Secretary of Firstar at the above-indicated address. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof.

                        VOTING PROCEDURES/VOTES REQUIRED

     A quorum consists of a majority of the shares entitled to vote represented at the annual meeting in person or by proxy (including proxies reflecting abstentions or broker non-votes). Broker non-votes are shares which are represented at the meeting by proxy for which the record holder has not been granted the authority to vote on one or more proposals. Once a share is represented at the meeting it is deemed present for quorum purposes throughout the meeting or any adjourned meeting unless a new record date is or must be set for the adjourned meeting. The six nominees for director who receive the largest number of votes cast "FOR" will be elected as directors if a quorum is present. Shares represented at the meeting for which authority to vote for a nominee for director is withheld and non-votes will not affect the determination of the outcome of the election of directors.

                    VOTING SECURITIES AND OWNERSHIP THEREOF
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Holders of record of common stock of Firstar at the close of business on February 28, 1997 (the "Record Date") will be entitled to one vote for each share of common stock then held. There were 144,497,866 shares of Firstar's common stock outstanding on the Record Date.

     The following table sets forth information as of December 31, 1996 as to the "beneficial ownership" of the common stock of Firstar by all of the directors named in the proxy statement, the five most highly compensated executive officers of Firstar, and directors and all executive officers of Firstar as a group.

                                         AMOUNT AND NATURE OF
                 NAME                   BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS(2)
                 ----                   -----------------------   -------------------
Michael E. Batten.....................             1,600
Chris M. Bauer(3).....................           168,166
John A. Becker(3).....................           448,586
Robert C. Buchanan....................             1,400
George M. Chester, Jr.(4).............            31,800
Roger H. Derusha(5)...................            63,200
Roger L. Fitzsimonds(3)...............           682,380
James L. Forbes.......................             2,000
Holmes Foster.........................             5,716
Jerry M. Hiegel(6)....................            21,698
Joe Hladky............................            11,264
C. Paul Johnson(3)(7).................         1,728,232                 1.1%
James H. Keyes(8).....................             2,490
Sheldon B. Lubar(9)...................           382,352
Daniel F. McKeithan, Jr.(10)..........            28,800
George W. Mead II.....................             1,600
Guy A. Osborn.........................             8,000
Judith D. Pyle........................             4,140
Richard W. Schoenke(3)................           112,940
Clifford V. Smith, Jr. ...............              1167
Jay B. Williams(3)....................           118,710
William W. Wirtz(11)..................         2,846,240                 1.9%
Aggregate for all directors and
  executive officers as a group(3)....         7,624,617                 5.1%

------------
 (1) Unless otherwise indicated, the beneficial owners exercise sole voting and investment powers.
 (2) Unless otherwise indicated, percentages are less than one percent. Percentage ownership as of December 31, 1996.
 (3) Includes shares which have been allocated to the individual as of December 31, 1996 under Firstar's Thrift and Sharing Plan and for which the individuals have sole voting rights and investment power: Chris M. Bauer - 16,964; John A. Becker - 37,560; Roger L. Fitzsimonds - 18,206; Richard W. Schoenke - 3,080; Jay B. Williams - 24,820; and all directors and executive officers as a group - 272,706. Also includes the right to acquire shares upon exercise of options granted under Firstar stock option plans: Chris M. Bauer -143,800; John A. Becker - 336,800; Roger L. Fitzsimonds -552,000; C. Paul Johnson - 81,110; Richard W. Schoenke - 107,000; Jay B. Williams - 90,800 and all directors and executive officers as a group - 1,821,768.
 (4) Includes 30,200 shares for which voting and investment powers are shared.
 (5) Includes 3,200 shares for which voting and investment powers are shared.
 (6) Includes 1,200 shares for which voting and investment powers are shared.
 (7) Includes 6,802 shares for which voting and investment powers are shared.
 (8) Includes 1,092 shares for which voting and investment powers are shared.
 (9) Includes 293,624 shares for which voting and investment powers are shared.
(10) Includes 800 shares for which voting and investment powers are shared.
(11) Includes 2,784,000 shares held by companies in which Mr. Wirtz is a controlling shareholder and 36,800 shares in a pension trust.

     As of December 31, 1996, the following group was the beneficial owner of more than 5% of Firstar's outstanding common stock:

          Firstar, through subsidiaries which conduct various fiduciary activities, held 17,945,060 shares, or 11.9% of Firstar's common stock in estates, trusts and other fiduciary accounts. Sole voting power is possessed with respect to 1,394,002 shares, while sole investment power is retained for 14,216,556 shares. Shares held in the Firstar Corporation Thrift and Sharing Plan are included as having sole investment power by virtue of the ability of Firstar to amend the plan. Included in these totals are 13,247,290 shares, or 8.8% of Firstar's common stock, held by the Firstar Corporation Thrift and Sharing Plan.

                             ELECTION OF DIRECTORS

     The Articles of Incorporation of Firstar provide that the Board of Directors of Firstar shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Each class shall hold office for a term of three years. At the annual meeting, six directors will be elected to a three-year term expiring in 2000.

     It is the intention of the persons named in the proxy, unless otherwise directed, to vote the proxies given them for the election of these nominees. All those named as nominees are presently serving as directors and were elected by the shareholders. All of the nominees have consented to being named in this proxy statement and to serve if elected, and the Board of Directors has no reason to believe that any of the named nominees will be unable to act. However, if any such nominee prior to election becomes unable to serve or for good cause will not serve, the proxies will be voted for such substitute nominee as may be selected by the Board of Directors of Firstar or only for the remaining nominees. The names, ages and business experience during the past 5 years (including principal occupations and employment during that period) of the nominees, all principal positions and offices with Firstar and Board committee memberships presently held by them, and certain directorships held in other companies are set forth below. All directors not named as members of the Executive Committee of the Board of Directors are alternate members of that committee. None of the directors or executive officers are related. With the exception of Messrs. Fitzsimonds and Becker, all of the directors' business experience listed has been with organizations unaffiliated with Firstar.

                      NOMINEES FOR TERMS EXPIRING IN 2000
--------------------------------------------------------------------------------
JOHN A. BECKER

     President and Chief Operating Officer of Firstar.

     He is 54 years of age, has been a director of Firstar since 1989 and is a member of the Executive Committee of the Board of Directors. He is also a director of Firstar Bank Milwaukee, Firstar Trust Company, Firstar Bank Iowa, Firstar Bank Illinois, Firstar Bank Wisconsin and Firstar Bank of Minnesota.

     He is also a director of Giddings & Lewis Corporation, Inc.
--------------------------------------------------------------------------------
GEORGE M. CHESTER, JR.

     Partner of Covington & Burling, Washington, DC. Law firm.

     He is 49 years of age and has been a director of Firstar since 1988.
--------------------------------------------------------------------------------
ROGER L. FITZSIMONDS

     Chairman of the Board and Chief Executive Officer of Firstar.

     He is 58 years of age, has been a director of Firstar since 1988 and is a member of the Executive Committee and Committee on Directors of the Board of Directors. He is also a director of Firstar Bank Milwaukee and Firstar Trust Company.
--------------------------------------------------------------------------------
JOE F. HLADKY

     President and Chief Executive Officer of the Gazette Company, Cedar Rapids, Iowa. An independent media company.

     He is 56 years of age and has been a director of Firstar since 1991 and is a member of the Audit-Examining Committee of the Board of Directors. He is also a director of Firstar Bank Iowa.

--------------------------------------------------------------------------------
JUDITH D. PYLE

     Vice Chairman, and a director of The Pyle Group LLC, Madison, Wisconsin. Investments.

     She is 53 years of age and has been a director of Firstar since 1989 and is a member of the Audit-Examining Committee of the Board of Directors.

     She is also a director of WPL Holdings and Wisconsin Power & Light Co.
--------------------------------------------------------------------------------
DR. CLIFFORD V. SMITH, JR.

     President of the General Electric Fund since 1990 and Chancellor Emeritus of the University of Wisconsin-Milwaukee. He was Chancellor of the University of Wisconsin-Milwaukee from 1986 to 1990.

     He is 65 years of age and has been a director of Firstar since 1990.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999
--------------------------------------------------------------------------------
MICHAEL E. BATTEN

     Chairman, Chief Executive Officer and a director of Twin Disc, Incorporated, Racine, Wisconsin. Manufacturer of power transmission equipment.

     He is 56 years of age and has been a director of Firstar since 1984 and is a member of the Executive, Audit-Examining, Committee on Directors and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Trust Company.

     He is also a director of Universal Foods Corporation, Briggs & Stratton Corporation and Simpson Industries.
--------------------------------------------------------------------------------
ROBERT C. BUCHANAN

     President, Chief Executive Officer and a director of Fox Valley Corporation, Appleton, Wisconsin. Manufacturer and marketer of paper products.

     He is 56 years of age and has been a director of Firstar since 1994 and is a member of the Compensation Committee of the Board of Directors.

     He is also a director of Allen-Edmonds Shoe Corporation, W.H. Brady Company, Charter Manufacturing Company, and a Trustee of Northwestern Mutual Life Insurance Company and Lawrence University.
--------------------------------------------------------------------------------
JAMES L. FORBES

     President, Chief Executive Officer and a director of Badger Meter, Inc., marketer and manufacturer of flow measurement technology.

     He is 64 years of age and has been a director of Firstar since 1993 and is a member of the Compensation and Employee Benefits Committees of the Board of Directors. He is also a director of Firstar Trust Company.

     He is also a director of Universal Foods Corporation, United Wisconsin Services and Journal Communications, Inc.
--------------------------------------------------------------------------------
C. PAUL JOHNSON

     Former Chairman of the Board and Chief Executive Officer of First Colonial Bankshares Corporation.

     He is 65 years of age and has been a director of Firstar since 1995. He is also a director of Firstar Bank Illinois.

--------------------------------------------------------------------------------
JAMES H. KEYES

     Chairman of the Board, President and Chief Executive Officer of Johnson Controls, Inc., Milwaukee, Wisconsin, since January 1993. Designer, manufacturer, installer and servicer of building automation systems for energy management, fire safety and security; manufacturer and marketer of batteries for energy storage and manufacturer of automotive seating and plastics. He had been President and Chief Executive Officer prior to that.

     He is 56 years of age and has been a director of Firstar since 1993 and is a member of the Audit-Examining, Committee on Directors, Executive and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Bank Milwaukee and Firstar Trust Company.

     He is also a director of Universal Foods Corporation and LSI Logic.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1998
--------------------------------------------------------------------------------
ROGER H. DERUSHA

     Chairman of the Board and Director of Marinette Marine Corporation, Marinette, Wisconsin. Ship designers and builders.

     He is 66 years of age and has been a director of Firstar since 1980. He is also a director of L.E. Jones Company of Menomonie, Michigan.
--------------------------------------------------------------------------------
SHELDON B. LUBAR

     Chairman of Lubar & Co., Milwaukee, Wisconsin. Investment and management firm.

     He is 67 years of age and has been a director of Firstar since 1986 and is a member of the Executive, Committee on Directors, Audit-Examining, Compensation and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Bank Milwaukee.

     He is also a director of Christiana Companies, Inc., Massachusetts Mutual Life Insurance Company, MGIC Investment Corporation, Ameritech Corporation, Energy Ventures, Inc. and various private industrial companies.
--------------------------------------------------------------------------------
DANIEL F. McKEITHAN, JR.

     President and Chief Executive Officer of Tamarack Petroleum Company, Inc., Milwaukee, Wisconsin. Operator of producing oil and gas wells. Also, President and Chief Executive Officer of Active Investor Management, Inc., Milwaukee, Wisconsin. Manager of oil and gas wells; and president of AIM and Associates, an accounting firm.

     He is 61 years of age and has been a director of Firstar since 1977 and is a member of the Audit-Examining, Executive, Committee on Directors and Interstate Banking and Acquisitions Committees of the Board of Directors.

     He is also a director of Marcus Corporation and WICOR, Inc. and a Trustee of Northwestern Mutual Life Insurance Company.

--------------------------------------------------------------------------------
GEORGE W. MEAD II

     Chairman of Consolidated Papers, Inc., Wisconsin Rapids, Wisconsin. Manufacturer and marketer of paper products.

     He is 69 years of age and has been a director of Firstar since 1990.

     He is also a director of Snap-on Corporation.
--------------------------------------------------------------------------------
GUY A. OSBORN

     Chairman and a director of Universal Foods Corporation, Milwaukee, Wisconsin. Manufacturer and marketer of food ingredients.

     He is 61 years of age and has been a director of Firstar since 1992 and is a member of the Committee on Directors, Compensation, Employee Benefits, Executive and Interstate Banking and Acquisitions Committees of the Board of Directors. He is also a director of Firstar Bank Milwaukee.

     He is also a director of WICOR, Inc., Wisconsin Gas Co., Fleming and a Trustee of Northwestern Mutual Life Insurance Company.
--------------------------------------------------------------------------------
WILLIAM W. WIRTZ

     President and a director of Wirtz Corporation, Chicago, Illinois. Diversified operations and investments.

     He is 67 years of age and has been a director of Firstar since 1980 and is a member of the Audit-Examining Committee of the Board of Directors.

     He is also a director of Consolidated Enterprises, Inc., Forman Realty Corporation, American Mart Corporation, 333 Building Corporation, Chicago Stadium Corporation, Chicago Blackhawk Hockey Team, Inc. and Alberto-Culver Company.
--------------------------------------------------------------------------------

                      COMMITTEES OF THE BOARD OF DIRECTORS

     Firstar has various committees including standing audit (Audit-Examining Committee), nominating (Committee on Directors) and Compensation committees. The names of members on February 28, 1997 and the functions performed by such named committees are set forth below.

                           AUDIT-EXAMINING COMMITTEE

            Members--Sheldon B. Lubar, Chairman
  Michael E. Batten               James H. Keyes
  Jerry M. Hiegel                 Daniel F. McKeithan, Jr.
  Joe Hladky                      Judith D. Pyle
  C. Paul Johnson                 William W. Wirtz

Functions performed--The Audit-Examining Committee's general responsibilities include, but are not limited to, supervision and review of all matters concerning audits of Firstar by its independent auditors and internal corporate audit staff, review of all matters concerning examinations of Firstar and its subsidiary banks and companies conducted by governmental supervisory agencies and review of Firstar's Annual Report on Form 10-K and Annual Report to Shareholders. There were three meetings held during 1996.

                             COMMITTEE ON DIRECTORS

            Members--Sheldon B. Lubar, Chairman
  Michael E. Batten               Daniel F. McKeithan, Jr.
  Roger L. Fitzsimonds            Guy A. Osborn
  James H. Keyes

Functions performed--The Committee on Directors has the general responsibility of recommending policy as to the responsibilities, size and committee structure of the Board of Directors. It also develops recommendations as to the compensation, qualifications, tenure and selection of Board members, scheduling and content of Board meetings, and directors' and officers' liability protection. The committee considers director nominees recommended by shareholders. Any shareholder who wishes to recommend an individual for nomination as a director of Firstar should write to the Secretary of Firstar, no later than October 31 of the year preceding the annual meeting of shareholders at which directors are to be elected, identifying the individual recommended and setting forth any information which the shareholder believes will be helpful to the Committee on Directors in evaluating the qualifications of the recommended nominee. The Committee on Directors and, ultimately, the Board of Directors, reserves the sole discretion to determine the nominees named in management's proxy statement for election to the Board of Directors. There were three meetings held during 1996.

                             COMPENSATION COMMITTEE

              Members--Guy A. Osborn, Chairman
  Robert C. Buchanan              Jerry M. Hiegel
  James L. Forbes                 Sheldon B. Lubar

Functions performed--The Compensation Committee has the general responsibility of recommending for the approval of the Board of Directors the remuneration arrangements for the executive officers of Firstar and its subsidiaries and any additions or modifications to the employee benefit plans administered by Firstar for the benefit of the officers and employees of Firstar and its subsidiaries. There were four meetings held during 1996.

     The Board of Directors held five meetings during 1996. All directors, with the exception of Mr. Hiegel and Ms. Pyle, attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which they served (during the periods that they served). Mr. Hiegel and Ms. Pyle attended 67% and 63% of their respective total meetings during 1996.

     Following the election at the annual meeting, there will be seventeen directors of Firstar Corporation. No person shall be eligible to be elected or re-elected as a member of the Board of Directors if he or she reached the age of seventy (70) years, and any director who reaches the age of seventy (70) years shall resign from the Board of Directors as of the last day of the calendar quarter in which such director's seventieth birthday falls. Messrs. Foster and Hiegel will be resigning from the board effective March 31, 1997 in accordance with this requirement. The Board of Directors may authorize a change to the foregoing retirement provision.

                             DIRECTOR COMPENSATION

     The directors of Firstar are compensated for all services as a director in the following manner: An annual retainer fee of $17,000 is paid each director at the rate of $4,250 per quarter. An annual retainer fee of $4,000 is paid to the chairman of the Audit-Examining Committee at the rate of $1,000 per quarter. An annual retainer fee of $2,500 is paid to the chairman of the Compensation Committee at the rate of $625 per quarter. A $1,400 fee is paid for attendance at each regularly scheduled or special meeting of the Board, a $1,400 fee is paid for attendance at meetings of the Executive or Interstate Banking and Acquisitions Committees, and a $800 fee is paid committee members for attendance at regularly scheduled or special meetings of all other committees of the Board. Directors of Firstar who are also directors of subsidiaries of Firstar also receive fees from such subsidiaries for services as directors on their boards. Firstar has a deferred compensation plan under which directors may elect to defer payment of such fees. Those directors who are officers of Firstar or its subsidiary banks receive no fees from Firstar or the subsidiary banks for services as directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table presents data with respect to the five most highly compensated executive officers for each of the years in the three-year period ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                             ------------------------------   --------------------------------------
                                                                              LONG-TERM     STOCK
                                                                              INCENTIVE    OPTION       ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS     OTHER(1)     PAYOUT     AWARDS    COMPENSATION(2)
    ---------------------------       ----    ------     -----     --------   ---------    ------    ---------------
Roger L. Fitzsimonds
  Chairman of the Board.............  1996   $642,600   $163,500               $596,200    172,600       $33,000
  Chairman of the Board.............  1995    617,000    349,900                427,400     92,600        55,600
  Chairman of the Board.............  1994    595,000    303,900                138,100     76,200        53,500
John A. Becker
  President.........................  1996    469,800    111,300                405,700     83,400        24,100
  President.........................  1995    452,000    238,000                290,700     56,000        40,600
  President.........................  1994    435,000    206,800                 88,700     46,200        39,100
Chris M. Bauer
  Chairman of Firstar Bank
    Milwaukee.......................  1996    302,800    113,700                229,200     28,000        15,500
  Chairman of Firstar Bank
    Milwaukee.......................  1995    291,000    146,500                164,400     22,200        26,200
  Chairman of Firstar Bank
    Milwaukee.......................  1994    280,000    115,600                 50,000     18,400        21,000
Richard W. Schoenke
  Senior Executive Vice President...  1996    268,100    115,600                159,900     28,000         9,200
  President, Firstar Bank
    Minnesota.......................  1995    210,000     95,400                114,700     16,000        12,600
  President, Firstar Bank
    Minnesota.......................  1994    200,000     99,200                 40,700     13,200        12,000
Jay B. Williams
  President of Firstar Bank
    Illinois........................  1996    244,300     87,000                            23,800        10,400
  President of Firstar Bank
    Illinois........................  1995    235,000    119,300    64,960                  19,800        17,600
  Executive Vice President of
    Firstar Bank Milwaukee..........  1994    181,000     60,300    80,525                  10,400        13,600

------------
(1) Aggregate amount of other annual compensation does not exceed the lesser of $50,000 or 10% of executive officer's salary and bonus with the exception of Mr. Williams. Included in Mr. Williams other compensation payments were club membership and initiation fees of $61,900 in 1995 and relocation costs of $72,000 in 1994.

(2) Amounts shown represent payments made under Firstar's Thrift and Sharing Plan which consist of both contributions to the plan and cash payments made to the executive officer to offset Internal Revenue Code limitations.

     The following table presents information about stock options granted during 1996 to the five named executive officers.

                          STOCK OPTION GRANTS IN 1996

                                                           INDIVIDUAL GRANTS
                                         -----------------------------------------------------
                                         NUMBER OF      PERCENT OF
                                         SECURITIES    TOTAL OPTIONS
                                         UNDERLYING     GRANTED TO      EXERCISE    EXPIRATION       GRANT DATE
                NAME                      OPTIONS        EMPLOYEES       PRICE         DATE       PRESENT VALUE(1)
                ----                     ----------    -------------    --------    ----------    ----------------
Roger L. Fitzsimonds.................      129,800         12.7%         $20.00      2/24/06          $614,071
                                            42,800          4.2           22.75      8/18/06           252,978
John A. Becker.......................       83,400          8.2           20.00      2/24/06           394,557
Chris M. Bauer.......................       28,000          2.7           20.00      2/24/06           132,465
Richard W. Schoenke..................       28,000          2.7           20.00      2/24/06           132,465
Jay B. Williams......................       23,800          2.3           20.00      2/24/06           112,595

------------
(1) Present value is determined as of the grant date, using the Black-Scholes Model. This is a theoretical value for the stock options which was constructed with the following underlying assumptions: a risk free rate of return of 5.50% for the $20.00 grant; a risk free rate of return of 6.61% for the $22.75 grant; a volatility factor of 23% for both grants; an expected dividend yield of 3.4% for both grants; and a 7 year expected period to time of exercise for both grants. The amount realized from a stock option ultimately depends on the market value of the stock at a future date.

     The following table presents information concerning stock options exercised during 1996. Also shown is information on unexercised stock options as of December 31, 1996.

              STOCK OPTIONS EXERCISED IN 1996 AND YEAR-END VALUES

                                  1996                    TOTAL NUMBER OF                  TOTAL VALUE OF
                         -----------------------            UNEXERCISED               UNEXERCISED IN-THE-MONEY
                           SHARES                     OPTIONS HELD AT 12/31/96        OPTIONS HELD AT 12/31/96
                         ACQUIRED ON     VALUE      ----------------------------    ----------------------------
         NAME             EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----            -----------    --------    -----------    -------------    -----------    -------------
Roger L. Fitzsimonds...         0             0       292,266         259,734       $4,314,476      $2,011,221
John A. Becker.........         0             0       200,666         136,134        2,989,539       1,156,771
Chris M. Bauer.........         0             0        94,866          48,934        1,387,963         427,249
Richard W. Schoenke....         0             0        63,933          43,067          920,396         356,579
Jay B. Williams........     2,400       $40,650        50,333          40,467          729,113         352,062

     The following table presents information on Long-Term Incentive Awards granted to the named executives during 1996. Estimated future payouts are predicated upon the achievement of Firstar return on equity goals in relation to peer group banking companies. The achievement of peer group median return on equity will represent threshold; peer group 70th percentile will represent target and peer group 90th percentile will represent maximum payout. The award is designated in shares of stock. These performance shares are valued at the end of the three-year period based upon the market value of Firstar's common stock. The participant is paid the value of the earned award one-half in shares of Firstar's common stock and one-half in cash plus a dividend equivalent for the performance period.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1996

                                                                         ESTIMATED FUTURE PAYOUTS UNDER
                                               TARGET     PERFORMANCE      NON-STOCK PRICE BASED PLANS
                                              NUMBER OF      PERIOD      -------------------------------
                    NAME                        UNITS     UNTIL PAYOUT   THRESHOLD    TARGET    MAXIMUM
                    ----                      ---------   ------------   ---------    ------    -------
                                                                                (NUMBER OF UNITS)
Roger L. Fitzsimonds........................   15,874       3 Years         7,938      15,874    23,812
John A. Becker..............................   10,802       3 Years         5,402      10,802    16,204
Chris M. Bauer..............................    6,102       3 Years         3,052       6,102     9,154
Richard W. Schoenke.........................    6,102       3 Years         3,052       6,102     9,154
Jay B. Williams.............................    4,770       3 Years         2,386       4,770     7,156

     The following table presents estimated annual benefits payable under Firstar's pension plan based upon years of service.

                             PENSION PLAN BENEFITS

REMUNERATION   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35+ YEARS
------------   --------   --------   --------   --------   ---------
 $  250,000    $ 64,290   $ 85,715   $107,145   $128,570   $150,000
    500,000     128,580    171,430    214,290    257,140    300,000
    750,000     192,870    257,145    321,435    385,710    450,000
  1,000,000     257,160    342,860    428,580    514,280    600,000
  1,250,000     321,450    428,575    535,725    642,850    750,000
  1,500,000     385,740    514,290    642,870    771,420    900,000

     The remuneration covered by the plan includes salary and one-half of annual bonus and long-term incentive payments. The final average compensation is based on average compensation during the highest five consecutive years in the last ten years prior to retirement. The annual benefit amounts listed in the table are subject to a reduction equal to one-half of the Social Security benefit at the time of retirement. The years of service of the named executives are as follows: Mr. Fitzsimonds -- 32 years, Mr. Becker -- 29 years, Mr. Bauer -- 27 years, Mr. Schoenke -- 6 years and Mr. Williams -- 23 years.

     Estimated annual benefits listed in the table are based on the terms of the Pension Plan in effect as of December 31, 1996 and assume payment in the form of a straight-life annuity beginning at age 65 without reduction for the election of a joint and survivor annuity or for any limitation on maximum annual benefits or compensation under the Internal Revenue Code. In the event that any such reduction occurs, the named persons will receive benefits in the amount of such reduction under certain supplemental retirement plans maintained by Firstar. Any supplemental benefits are payable out of the general assets of Firstar.

                             EMPLOYMENT AGREEMENTS

     Firstar has identical Key Executive Employment and Severance Agreements with Messrs. Fitzsimonds, Becker, Bauer, Schoenke, Williams, and others. The agreements would come into effect upon a change in control of Firstar as defined in the agreements. The employment period under each agreement is the earlier of the third anniversary of the change in control or the executive's sixty-fifth birthday. If, during the employment period, the executive officer's employment is ended through (1) termination by Firstar without cause or (2) termination by the executive officer for good reason based upon a breach of the agreement by Firstar or a significant adverse change in the executive officer's responsibilities, then a termination payment will be made to the executive. The agreements provide that such payment will be equal to three times the sum of the executive's annual salary plus an amount attributable to annual incentive compensation equal to a target payment under such plans. If any portion of the termination payment constitutes an excess parachute payment, as defined in the Internal Revenue Code, and is subject to an excise tax, Firstar shall pay to the executive the amount necessary to offset the excise tax and any applicable taxes on this additional payment. Additional provisions assure the payment of other accrued benefits regardless of the reason for termination. Upon a change in control of Firstar, as defined in the plan, the executive is entitled to a lump sum cash payment equivalent to the present value of the projected benefits under certain supplemental retirement plans.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Overall Policy

     Firstar's executive compensation objective is to closely link compensation with corporate and individual performance in a manner which, through recognizing the marketplace practices of other banking companies, will retain and attract executives who can lead Firstar to achieve the long-term goals of its shareholders. Toward the end of achieving this objective, Firstar has an executive compensation program which directly ties a significant portion of total executive compensation to Firstar's financial performance in relation to its peer group and to the appreciation in its stock price.

     The Compensation Committee has adopted the following statements of philosophy which provide the foundation for Firstar's executive compensation program:

     1. Pay-for-Performance--the total compensation program will have a strong pay-for-performance relationship.

     2. Total Compensation--over time, total compensation relative to peers will be consistent with performance relative to peers; in any one year, the pay-performance match may lead or lag the peer group.

     3. Total Cash Compensation--total cash compensation (base salary plus annual incentive compensation) will be established conservatively with no incentives paid for less than median performance.

     4. Base Salaries--base salary midpoints will be established consistent with the median of the peer group; actual base salaries will reflect performance and experience within a competitive range.

     5. Emphasis on Short-Term and Long-Term--emphasis will be placed on both short-term (annual) and long-term performance; strong performance must be achieved by Firstar each year as well as over the long-term.

     6. Emphasis on Financial Performance versus Shareholder Value--for short-term performance, emphasis will be placed on rewarding financial performance; however, shareholder value will be the measure of performance over the long-term.

     Each year the Compensation Committee carefully reviews each component of the executive compensation program. This review includes an assessment of the total compensation opportunities provided by Firstar's program in relation to both the compensation being paid by peer banking companies and the financial performance of those peers. The peer group used by Firstar for all of its financial performance comparisons, including its reports to the investment community, represents U.S. commercial banking companies ranging in total asset size from $10-$25 billion. It is data from this same peer group which the Compensation Committee uses to gauge the comparative compensation levels of Firstar's executive group. This peer banking group is also the same peer banking group referred to in the performance graph at the bottom of page 16 which portrays Firstar's performance as measured by return on equity. The performance graph at the top of page 16 measures Firstar's total shareholder return against the S & P 500 Stock Index and the KBW Index, which is a banking industry index comprised of 50 companies representing all money center banks and most major regional banks as maintained by Keefe, Bruyette and Woods, Inc.

     For a number of years, the Committee has engaged an independent consultant (an international accounting firm with significant experience in executive compensation matters) to review the executive compensation program and the resultant compensation earned by the senior executives.

     The 1996 consultant's overall report concluded:

        - Overall, Firstar's target cash compensation (salary plus annual incentive) aligned with the peer medians, but continues to be positioned conservatively, given the premium performance required for target incentives.

        - In particular, the CEO's target cash compensation was approximately 8% below median competitive practice.

        - Firstar's long-term compensation opportunities indicated that they may be below levels required to appropriately offset the conservative cash compensation position.

        - Firstar's target total compensation (salary plus annual incentive plus long-term incentive) was below median practices for the CEO.

     The principal components of Firstar's executive compensation program are base salary, an annual incentive compensation plan, a three-year performance share plan, and a stock option program. The Compensation Committee determines these components individually for each of the 17 executives who comprised Firstar's senior executive group in the first quarter of 1996, which is when these components are annually established. This group includes each of the five individuals whose compensation is analyzed in this proxy statement. In determining the compensation of these executives, other than the chief executive officer, the Committee is generally guided by the recommendations of the chief executive officer. However, it does independently approve the remuneration of all members of the senior executive group on an individual basis.

     Base Salaries

     A base salary grade and range has been established for the job of each executive officer. Base salary grade midpoints are established consistent with the median of the peer group and the internal evaluation of the responsibilities of each position.

     In accordance with its annual procedure, at its January 1996 meeting, the Compensation Committee approved an overall percentage increase of base salaries for the executive officer group based on the following:

     1. The results of published compensation surveys for the executive base salary increase projections for the financial services industry in general (these surveys are broad based and not peer group specific).

     2. The financial performance of Firstar for the preceding year both absolutely and relatively vs. its peer group of U.S. commercial banking companies as represented by such measures of profitability and asset quality as return on equity, return on assets, net loan charge-offs, non-performing assets and efficiency ratio. The Committee noted Firstar's excellent asset quality, record earnings in 1995, the completion of key acquisitions in the Chicago and Twin Cities markets, and the anticipated impact of the Firstar Forward project on future earnings and on achieving an efficiency ratio of 55% or less in 1997.

     The overall base salary increase percentage approximated the median of the salary surveys. Within this overall limit, the CEO recommended to the Committee base salary adjustments for each executive (exclusive of the chief executive officer) based upon his assessment of the executive's performance relative to the executive's goals and objectives. The Committee noted that the overall executive base salary increase percentage was identical to the base salary increase percentage for non-executive employees. In addition, promotion increases were made for three executives.

     In administering the base salary of the chief executive officer in 1996, the Committee considered Firstar's most recent annual absolute and relative performance, his ongoing leadership, the relationship of his base salary to job grade midpoint and industry salary surveys. As a result, the chief executive officer's base salary was increased by 4.0% in 1996.

     Annual Incentive Compensation Plan

     Firstar's executive officers are eligible for an annual incentive award. Performance objectives are established each year. These objectives are based on Firstar's return on equity and the performance of the executive's own business unit. For the 17 executives comprising the senior executive group in 1996, 50% of the award (with the exception of one officer where it was 25%), ranging up to 100% for the corporation's chief executive officer and the corporation's chief operating officer, is tied directly to Firstar's return on common equity in comparison to the $10-$25 billion peer group. The goal for this component of the Annual Incentive Compensation Plan is set in a manner which does not compensate for below median performance; the Committee believes that (1) performance is relative, and (2) no incentives should be paid unless relative performance is at least equal to the median. Further, even if performance is better than median, the Committee can elect to eliminate all executive awards if Firstar's return on common equity does not exceed 12%.

     Firstar's annual incentive compensation is a target bonus plan where target represents a percentage of the salary grade midpoint of the executive's job grade. For the 17 executives comprising the senior executive group in 1996, this target percentage ranges from 30% of the participant's salary grade midpoint up to 50% of the salary grade midpoint for the chief executive officer's position. The bonus earned is based on performance and ranges from a threshold of 50% of target to a maximum of 150% of target. The Committee has determined that to earn a threshold level of bonus on the corporate performance factor, which for the chief executive officer and the chief operating officer is the only factor, requires a return on common equity equal to the median of the peer group. Performance below the median of the peer group would result in no bonus being earned on the corporate performance factor. To earn a target bonus, performance at the 70th percentile is required. To earn a maximum bonus, performance at the 90th percentile is required. For 1996, Firstar's return on equity was adjusted to exclude the amount of any one-time restructuring charges incurred as the result of the acquisition of companies or any one-time gains realized as the result of the disposition of any lines of business. In anticipation of Firstar Forward's impact on return on equity, the Committee determined that the following adjustment should be made:

          If the Firstar Forward restructuring charge results in ROE performance below threshold level (and performance gross of the charge is above threshold), the Annual Incentive Compensation Plan will pay out at threshold (threshold is equal to 50% of the target corporate opportunity). This adjustment will not apply to the 17 executives comprising the senior executive group.

     The performance measures other than Firstar's return on equity which comprise a portion of the Annual Incentive Compensation Plan for those officers below the level of the chief executive officer and the chief operating officer are established specific to each executive's business function including, for example, net income and return on assets of the specific unit managed by the executive, net charge-offs and non-performing asset levels of the unit, expense management, implementation of Firstar Forward initiatives, specific project attainments, and other factors. Performance is measured against target goals to determine payments.

     In 1996, Firstar achieved a return on equity of 15.91%, adjusted for acquisition related charges and credits as discussed above. Based on the formula used in the plan, the chief executive officer earned a 1996 bonus of $163,500, which equaled 52% of target. Payments to the other executives for this factor also equaled 52% of target.

     Three-Year Performance Share Plan

     Firstar's senior executive group is eligible to participate in a three-year performance share plan. Under this plan, for the 17 executives comprising the senior executive group, the target percentage ranges from 30% of the participant's salary grade midpoint up to 50% of the salary grade midpoint for the chief executive officer's job. In order for an executive to receive target payout, Firstar must achieve a three-year return on common equity equal to the 70th percentile performance by its peer group. Threshold payout, which is equal to 50% of target payout, requires a three-year return equal to the peer median performance and maximum payout, which is equal to 150% of target payout, requires a 90th percentile performance compared with peers. If Firstar achieves less than median performance, all performance share awards are forfeited. Further, if return on common equity of Firstar falls below 12% for the three-year period, regardless of comparative peer performance, the Committee may cancel all performance share awards. For purposes of computing plan performance, Firstar's return on equity will be adjusted to exclude the amount of any one-time restructuring charges incurred as the result of the acquisition of companies or any one-time gains realized as the result of the disposition of any lines of business. In addition, the Committee determined that any one-time restructuring charges incurred as the result of the Firstar Forward initiative would be excluded from Firstar's return on equity for 1996.

     For awards made in 1994, a Performance Account was established for each participant. The Performance Account is designated in shares of stock whereby the number of shares in each participant's account represents a target percentage applicable to each participant's job grade, up to 50% for the chief executive officer, multiplied by the job grade midpoint and divided by the fair market value of a share of stock on the date of the award. At the end of the three-year period, the number of shares of stock actually earned and credited to the participant's account will be determined based upon Firstar's performance compared with its peer group as described in the second paragraph of this section. The target number of performance shares that could be earned in the three-year period by the chief executive officer and the other 14 executives receiving awards in 1994 are 19,298 and 75,132, respectively. The performance shares are valued at the end of the performance period based upon the market price of Firstar's common stock. The participant is paid the value of the earned award one-half in shares of Firstar's common stock and one-half in cash plus a cash amount equal to the dividends paid during the performance period on a number of shares equal to the number of performance shares earned.

     The performance period for the 1994 performance share plan ended on December 31, 1996. Based on the formula used in the plan, the chief executive officer earned a three-year bonus at the end of 1996 of $596,200, which equaled 109% of target. Each of the other participants also received a payment equal to 109% of target.

     For awards made in 1995 and 1996, a Performance Account was established for each participant. The Performance Account is designated in shares of stock whereby the number of shares in each participant's account represents a target percentage applicable to each participant's job grade, up to 50% for the chief executive officer, multiplied by the job grade midpoint and divided by the fair market value of a share of stock on the last business day of the preceding year. At the end of the three-year period, the number of shares of stock actually earned and credited to the participant's account will be determined based upon Firstar's performance compared with its peer group as described in the second paragraph of this section. The target number of performance shares that could be earned in the three-year period by the chief executive officer and the other members of the senior executive group receiving awards in 1995 are 22,836 and 95,854, respectively, and in 1996 are 15,874 and 72,720, respectively. The performance shares are valued at the end of the performance period based upon the market price of Firstar's common stock. The participant is paid the value of the earned award one-half in shares of Firstar's common stock and one-half in cash plus a cash amount equal to the dividends paid during the performance period on a number of shares equal to the number of performance shares earned.

     If the executive leaves Firstar for reasons other than retirement, disability or death prior to the end of the three-year term of the awards, the award is forfeited. A prorated payment is made in the event of retirement, death or disability. The value of these awards is affected by both the relative performance of Firstar vs. its peers over the three-year period as well as the value of Firstar stock at the end of that period.

     Stock Options

     Stock options are designed to provide a direct long-term link between executive compensation and shareholder interests. Options are granted with an exercise price equal to the market value of the common stock on the date of the grant. If the stock price does not increase, the option is worthless. The option period is 10 years and one month from the date of grant.

     Under Firstar's 1988 Incentive Stock Plan approved by shareholders, stock options are granted to executive officers. The Compensation Committee utilizes a grant value formula to award shares under this program. The grant value, which represents the number of shares multiplied by the exercise price, is a percentage of the midpoint of the executive's job grade. For the 17 executives comprising the senior executive group, the 1996 grant values ranged from 90% of the participant's salary grade midpoint up to 200% of the salary grade midpoint for the chief executive officer's job. In addition to this formula, the Committee approved a discretionary stock option grant to the members of the senior executive group. With respect to the chief executive officer, a special option grant of 42,800 shares was awarded in July to better align the targeted total compensation of the chief executive officer position to the market levels paid by the peer group. Overall, the chief executive officer was awarded stock options for 172,600 shares in 1996. While Firstar employs a formula approach to the granting of stock options, in the event of poor corporate performance, the Committee could elect not to award options. In the judgment of the Committee, based upon the absolute and relative performance of Firstar as discussed in the Base Salary section above, Firstar's performance warranted granting of options in 1996.

     Deductibility of Executive Compensation

     As noted in this report, Firstar has developed a comprehensive program directly linking executive compensation to Firstar's financial performance in order to retain and attract executives who can lead Firstar to achieve shareholder goals. To the extent achieving these goals is consistent with favorable tax treatment under Section 162(m) of the Internal Revenue Code, the Compensation Committee is committed to making awards under the executive compensation plans that will qualify for the performance-based tax expense deduction.

     Conclusions

     The Compensation Committee believes that the programs described above, driven by its statement of philosophy, provide a direct link between executive compensation and Firstar's financial performance and resultant stock price appreciation.

     Compensation Committee Members:

             Guy A. Osborn, Chairman
Robert C. Buchanan               Jerry M. Hiegel
James L. Forbes                  Sheldon B. Lubar

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Osborn, Buchanan, Forbes, Hiegel and Lubar were the only persons who served on the Compensation Committee of the Board of Directors of Firstar during 1996.

                               PERFORMANCE GRAPHS

     The following graph shows the cumulative return on a $100 investment in Firstar common stock over a five year period. Also shown for comparison is the performance of the KBW 50 Index and the S&P 500 Stock Index. The KBW 50 Index is a banking industry comprised of 50 companies representing all money center banks and most major regional banks as maintained by Keefe, Bruyette and Woods, Inc.

                     COMPARISON OF 5-YEAR CUMULATIVE RETURN
                  FIRSTAR, S&P 500 STOCK INDEX, & KBW 50 INDEX
                          (WITH DIVIDEND REINVESTMENT)

         MEASUREMENT PERIOD                FIRSTAR           S&P 500            KBW 50
        (FISCAL YEAR COVERED)
1991                                                100               100               100
1992                                                134               108               127
1993                                                134               118               134
1994                                                123               120               128
1995                                                187               165               204
1996                                                253               203               289

The following graph depicts the return on common equity of Firstar as compared to the median and top quartile performance of its peer group. The peer group consists of all domestic bank holding companies ranging in size from $10-$25 billion as obtained from Thomson BankWatch, Inc., a nationally recognized banking industry consultant. This peer group measurement of return on equity is used in the determination of bonus and long-term incentive plan awards to executive officers as described in the previous section entitled Board Compensation Committee Report on Executive Compensation.

                     COMPARISON OF RETURN ON COMMON EQUITY

         MEASUREMENT PERIOD                FIRSTAR           PEER TOP        PEER MEDIAN
        (FISCAL YEAR COVERED)                                QUARTILE
1991(1)                                            15.9              15.3              12.8
1992(1)                                            17.4              17.1              14.2
1993(1)                                            18.6                18              15.8
1994(1)                                              17              17.1              15.9
1995(2)                                            16.9              16.6              14.9
1996(3)                                            15.9              17.2              15.9

---------------
(1) Firstar's data is not restated for pooling of interests acquisitions.
(2) Return on equity excludes certain expenses for purposes of executive compensation calculations which increased the return on equity to 16.86%.
(3) The long-term incentive plan award calculation was based upon a return on equity of 18.01% which excludes certain expenses.

                      ADDITIONAL INFORMATION ON MANAGEMENT

     During the past year, all of the directors and officers and one or more of their associates were customers of and had business transactions with one or more bank subsidiaries of Firstar. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16 of the Securities Exchange Act requires Firstar's executive officers, directors and more than ten percent shareholders ("Insiders") to file with the Securities and Exchange Commission and Firstar reports of their ownership of Firstar securities. Based upon written representations and copies of reports furnished to Firstar by Insiders, all Section 16 reporting requirements applicable to Insiders during 1996 were satisfied on a timely basis.

                     SHAREHOLDER PROPOSALS AND DISCUSSIONS

     If any shareholder of Firstar wishes to submit a proposal to be included in next year's proxy statement and acted upon at the annual meeting of Firstar to be held in 1998, the proposal must be received by the Secretary of Firstar at the principal executive officers of Firstar, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, prior to the close of business on November 28, 1997. Firstar's By-Laws establish advance notice procedures as to (1) business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors, (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and
(3) the request to call a special meeting of shareholders. Any shareholder who wishes to take such action should obtain a copy of these By-Laws and may do so by written request addressed to the Secretary of Firstar at the principal executive offices of Firstar.

                             SELECTION OF AUDITORS

     The Board of Directors, upon recommendation of the Audit-Examining Committee, has selected KPMG Peat Marwick, LLP as Firstar's independent auditors for 1997. The firm has served Firstar as auditors during the previous year. Representatives of KPMG Peat Marwick, LLP are expected to be present at the shareholders' meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised orally at the meeting.

                                    GENERAL

     The management does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment in the interest of Firstar. The receipt of any report which may be submitted to the meeting is not to constitute approval or disapproval of any matters referred to in such report or reports. Firstar's Form 10-K annual report, including financial statements for the year ended December 31, 1996, has been provided with this notice of the 1997 annual meeting and proxy statement.

     By order of the Board of Directors.

                                          William J. Schulz
                                          William J. Schulz
                                          Senior Vice President and Secretary

March 13, 1997

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A RETURN ENVELOPE IS PROVIDED.

                              FIRSTAR CORPORATION
             777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS













                               (SEE REVERSE SIDE)
              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

____________________________________________________________________________________________________________________________________

                                                 FIRSTAR CORPORATION ANNUAL MEETING
1. ELECTION OF DIRECTORS:      1 - John A. Becker, 2 - George N. Chester, Jr.,  3 - Roger L. Fitzsimonds
   term expiring in the        4 - Joe F. Hisadky,  5 - Judith A. Pyle, 6 - Clifford V. Smith, Jr.       / / FOR   / / WITHHOLD
   year 2000

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)
of the nominee(s) in the box provided to the right.)                                     _______________________

2. With discretionary power upon any and all other business that may properly come before the meeting and upon matters incident to the conduct of the meeting.



Address Change?                        Date:____________________
Mark Box            / /
Indicates below:
                                                                          ________________________________________________________
                                                                          SIGNATURE(S) IN BOX
                                                                          Please sign exactly as your name appears hereon, giving
                                                                          your full title if signing as attorney or fiduciary. If
                                                                          shares are held jointly, each joint owner must sign,
                                                                          If a corporation, please sign in full corporate name by
                                                                          duly authorized officer. If a partnership, please sign in
                                                                          partnership name by authorized person.



                            [MAP TO ANNUAL MEETING]

DIRECTIONS FOR ANNUAL MEETING MAP:

The O'Donnell Parking Structure is located on the NW corner of Michigan Street and Lincoln Memorial Drive. Please enter from either street. You can also enter on foot from the Wisconsin Avenue Level. The elevators are located at the west end of the parking structure. Take the elevators up to the Miller
Room.
_______________________________________________________________________________

                              FIRSTAR CORPORATION
             777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned herby appoints Roger L. Fitzsimonds, John A. Becker and William
J. Schulz and each of them, proxies of the undersigned with the power of substitution, to vote all stock of the undersigned at the annual meeting of the shareholders of Firstar Corporation, to be held on April 17, 1997 at 2:00 P.M. and any adjournments thereof, as indicated below:


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION INDICATED, WILL BE VOTED FOR NOMINEES FOR DIRECTOR NAMED IN ITEM 1.

(SEE REVERSE SIDE TO VOTE)